Exhibit 11

                       THE VILLAGE GREEN BOOKSTORE, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                            Three Months Ended
                                                                May 4, 1997
                                                           --------------------
Primary Earnings Per Share1
----------------------------------------------------
Net Loss After Taxes                                        $         (324,278)
Weighted Average Common
 Shares Outstanding                                                   3,741,273
Primary Earnings Per Share                                  $            (0.09)














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1    Warrants and options,  which are potentially dilutive,  were not considered in the calculations because these items were anti-dilutive due to the net losses incurred during the reporting period.



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